UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2017

ROCKWELL MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan	48393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 960-9009

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 23, 2017, Rockwell Medical, Inc. (the “Company”) and Baxter Healthcare Corporation (“Baxter”) settled the arbitration (the “Settlement”) related to claims made by each party alleging that the other party had materially breached the Exclusive Distribution Agreement dated October 2, 2014 between the Company and Baxter (the “Distribution Agreement”). The Settlement included a mutual release with respect to all known claims existing on the date of the Settlement and the arbitration was dismissed with prejudice.  No payments were made by either party in connection with the Settlement.

In connection with the Settlement, on June 23, 2017, the Company and Baxter entered into a First Amendment to Exclusive Distribution Agreement (the “Distribution Agreement Amendment”) that revises the Distribution Agreement to, among other revisions:

•                  Clarify the method for allocating one significant customer’s business between the Company and Baxter until the Company is able to assign the related supply contract to Baxter with such customer’s consent or Baxter enters into a replacement contract for concentrate products with such customer;

•                  Divide the minimum order threshold into separate thresholds for a significant customer and all other customers, respectively, and establish new baseline and annual increase amounts relating to the two thresholds;

•                  Require both parties to consent to construction of a West Coast facility as a condition to Baxter’s obligation to pay the related fee;

•                  Modify the pricing schedule to provide more competitive pricing to Baxter with the intention of encouraging it to increase business; and

•                  Modify the dispute resolution procedures.

Also in connection with the Settlement, on June 23, 2017, the Company and Baxter entered into a First Amendment to Investment Agreement (the “Investment Agreement Amendment”) which amended the Company’s Investment Agreement with Baxter dated October 2, 2014 (the “Investment Agreement”). Among other modifications, the Investment Agreement Amendment necessitates that, during the period in which the existing standstill provisions apply, Baxter vote its shares in the manner recommended by the Company’s board of directors on all proposals and director nominees with respect to any shareholder meeting or consent solicitation with respect to which the Company solicits proxies or consents, and hold its shares until the date which is the earlier of one year after the effective date of the Amendment or the day after the Company’s 2018 annual meeting of shareholders.

The foregoing summaries do not purport to be a complete description of the terms of the Distribution Agreement Amendment or the Investment Agreement Amendment and are qualified in their entirety by reference to the full text of the Distribution Agreement Amendment and the Investment Agreement Amendment, copies of which will be filed by the Company with its next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: June 29, 2017	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer